Exhibit 99.1

Nextdoor announces Q3 earning date and provides select Q3 highlights showing continued growth at scale

The company’s full third quarter financial results are expected to be released on November 10, 2021, after market close

Nextdoor’s management team will discuss Nextdoor’s opportunity, product momentum, business model, and financials during a LinkedIn live-streamed event

SAN FRANCISCO, CA, October 26, 2021 — Nextdoor today announced Q3 2021 highlights prior to releasing its full Q3 financial results on November 10, 2021 after market close. Nextdoor’s highlighted metrics for the quarter ended September 30, 2021, include:

•	Q3 revenue increased 66% year over year to $52.7 million

•	Q3 average revenue per Weekly Active User (ARPU) increased 38% year over year to $1.61

•	Q3 total Weekly Active Users (WAU) increased 20% year over year to 33 million

Building from the momentum in Q3, Nextdoor also expects full year 2021 revenue growth to further accelerate relative to full year 2020 growth of 49% and the 47% year-over-year guidance provided previously.

“The neighborhood has never been more important, and our Q3 highlights underscore that this trend not only makes Nextdoor a great place for community, but it also enables a strong business model,” said Nextdoor CEO Sarah Friar. “Nextdoor continues to be uniquely positioned as the neighborhood network and these results show both the growth at scale of our community of neighbors, businesses, and public services, and our ability to drive increased monetization.”

Nextdoor will also host a LinkedIn Live today beginning at 3 p.m. ET and expected to conclude at 3:45 p.m. ET. Management will discuss Nextdoor’s opportunity, product momentum, business model, and financials. Participants can sign up for the event and submit questions to the management team on LinkedIn. After the live event, the recorded discussion can be accessed on our Investor Relations website, investors.nextdoor.com.

Nextdoor expects to release full financial results for the third quarter of 2021 on Wednesday, November 10, 2021, after market close, and will host a conference call at 2:00 p.m. PT/5:00 p.m. ET to discuss the results and outlook. A live webcast will be available on Nextdoor’s Investor Relations website at investors.nextdoor.com. A recording of the webcast will be available at investors.nextdoor.com following the conference call.

About Nextdoor, Inc.

Nextdoor is where you connect to the neighborhoods that matter to you so you can belong. Our purpose is to cultivate a kinder world where everyone has a neighborhood they can rely on. Neighbors around the world turn to Nextdoor daily to receive trusted information, give and get help, get things done, and build real-world connections with those nearby — neighbors, businesses, and public services. Today, neighbors rely on Nextdoor in more than 280,000 neighborhoods across 11 countries. In the U.S., nearly 1 in 3 households uses the network. Nextdoor is based in San Francisco. For additional information and images: nextdoor.com/newsroom.

About KVSB

KVSB is a special purpose acquisition company sponsored by affiliates of Khosla Ventures. Khosla Ventures manages a series of venture capital funds that make early-stage venture capital investments and provide strategic advice to entrepreneurs building companies with lasting significance. The firm was founded in 2004 by Vinod Khosla, co-founder of Sun Microsystems. Khosla Ventures has over $14 billion dollars of assets under management and focuses on a broad range of sectors including artificial intelligence, agriculture/food, consumer, enterprise, financial services, health, space, sustainable energy, robotics, VR/AR and 3D printing. Collectively, Khosla Ventures portfolio of investments has created nearly half a trillion dollars in market value.

Additional Information and Where to Find It / Non-Solicitation

In connection with the proposed transaction, KVSB has filed, and the SEC has declared effective, a Registration Statement on Form S-4 containing a proxy statement/prospectus. The proxy statement/prospectus will be sent to the stockholders of KVSB. KVSB and Nextdoor also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of KVSB are urged to read the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain free copies of the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by KVSB and Nextdoor through the website maintained by the SEC at www.sec.gov.

Participants in Solicitation

KVSB and Nextdoor and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from KVSB’s stockholders in connection with the proposed transaction. Information about KVSB’s directors and executive officers and their ownership of KVSB’s securities is set forth in KVSB’s filings with the SEC. To the extent that holdings of KVSB’s securities have changed since the amounts printed in KVSB’s Registration Statement on Form S-1, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. A list of the names of such directors and executive officers and information regarding their interests in the business combination will be contained in the proxy statement/prospectus when available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

These communications do not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of the federal securities laws, including Nextdoor’s results for Q3 2021 and full year 2021 and the expected timing for the full release of Q3 2021 financial results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of KVSB’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, the registration statement on Form S-4, and other documents filed by KVSB from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Nextdoor and KVSB assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Nextdoor nor KVSB gives any assurance that either Nextdoor or KVSB will achieve its expectations.